UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2014

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a meeting on November 14, 2014, General Communication, Inc.'s ("the Company") Compensation Committee of its Board of Directors approved the acceleration of increases to the salary and target incentive compensation plan for Peter Pounds as previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on November 21, 2013. Mr. Pounds became the Company's Chief Financial Officer on January 1, 2014. The changes to Mr. Pounds' compensation were the result of increasing responsibilities due to the growth of the Company.

Base Salary
The Compensation Committee made the previously disclosed $50,000 annual increase to Mr. Pounds' base salary effective on January 1, 2014 and January 1, 2015 rather than January 1, 2015 and January 1, 2016 as previously disclosed.

Incentive Compensation Plan
The Compensation Committee made the previously disclosed $100,000 annual increase to Mr. Pounds' target incentive compensation effective on January 1, 2014 and January 1, 2015 rather than January 1, 2015 and January 1, 2016 as previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: November 18, 2014

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President,
Chief Financial Officer
and Secretary
(Principal Financial Officer)